EXHIBIT 4.05

CONTINUING GUARANTY

The undersigned (hereinafter referred to as "Guarantor") hereby requests and authorizes MILLER CAPITAL CORPORATION, STEPHEN A McCONNELL, JOCK PATTON and DICKERSON WRIGHT (hereinafter collectively referred to as the "Lenders") to extend credit to LEXON TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Debtor"), and in consideration of the granting of such credit by Lenders to Debtor, Guarantor agrees as follows:

1. The words "indebtedness" and "credit" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, including interest thereon, of Debtor heretofore, now or hereafter made (including without limitation that certain loan in the aggregate amount of $750,000 of even date herewith, $250,000 of which was made by Miller Capital Corporation, $125,000 of which was made by Steven A McConnell, $125,000 of which was made by Jock Patton and $250,000 of which was made by Dickerson Wright), incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether assumed by Debtor's successors or assigns by operation of law or otherwise, and whether Debtor is liable individually or jointly with others, and whether recovery upon any such indebtedness or credit is or hereafter becomes barred by any statute of limitations or is or hereafter becomes otherwise unenforceable.

2. Credit may be granted from time to time at the request of Debtor and without further authorization from or notice to Guarantor, even though Debtor's financial condition may have deteriorated since the date hereof. If Debtor is a corporation or a partnership, Lenders need not inquire into the power of Debtor or the authority of its officers, directors, partners or agents acting or purporting to act in its behalf. Each credit heretofore or hereafter granted to Debtor shall be considered to have been granted at the special instance and request of Guarantor and in consideration of and in reliance upon this Guaranty.

3. Guarantor hereby unconditionally guarantees and promises to pay each of the Lenders or the order of any thereof any and all indebtedness of Debtor to any such Lender and to perform any and all obligations of Debtor under the terms of any agreement or instrument evidencing, securing or executed in connection with any such indebtedness ("Credit Documents"). The liability of Guarantor shall not at any time exceed the sum of $750,000.00, plus the interest thereon in accordance with the Credit Documents and the costs, attorneys' fees and other expenses provided for in Paragraph 15 hereof. Lenders may permit Debtor's indebtedness to exceed any maximum liability without impairing the obligations of Guarantor hereunder. No payments made by or on behalf of Guarantor to Lenders shall reduce any such maximum liability unless written notice to that effect is received by Lenders at or prior to the time such payment is made. If Guarantor has executed more than one guarantee of the indebtedness of Debtor to Lenders, the guarantees shall be cumulative.

4. Either before or after revocation hereof and in such manner, upon such terms and at such times as it considers best and with or without notice to Guarantor, Lenders may alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or nonexercise by any of the Lenders of any right hereby given it, no dealing by any of the Lenders with Debtor or any other person, and no change, impairment or suspension of any right or remedy of any of the Lenders shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lenders.

5. In addition to all liens upon and all rights of offset given to Lenders by law against any property of Debtor or of Guarantor, Guarantor hereby grants a security interest in all property of Guarantor now or hereafter in the possession of or on deposit with any of the Lenders, whether held in a general or special account or for safekeeping or otherwise. Each such security interest may be exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by Lenders in writing and shall not be considered waived by any conduct of Lenders or by any failure of Lenders to exercise any right of offset or to enforce any such security interest or by any neglect or delay in so doing.

6. Guarantor waives and agrees not to assert or take advantage of (a) any right to require Lenders to proceed against Debtor or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of Lenders to file or enforce a claim against the estate (either in administration, bankruptcy, or other proceedings) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of Debtor, any of the Lenders, any endorser, creditor of Debtor or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by Lenders, including without limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both; (f) any defense or right based upon the fair value deficiency protections; and (g) any defense or right based upon the acceptance by any of the Lenders or an affiliate thereof of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both.

7. Guarantor, by execution hereof, represents to Lenders that the relationship between Guarantor and Debtor is such that Guarantor has access to all relevant facts and information concerning the indebtedness and Debtor and that Lenders can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of Lenders to disclose to Guarantor any facts that Lenders may now or hereafter know about Debtor, regardless of whether Lenders have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or have reason to believe that such facts are unknown to Guarantor, or have a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Debtor and all circumstances bearing on the risk of non-payment of the indebtedness guaranteed hereby.

8. Until all indebtedness of Debtor to Lenders has been paid in full, even though such indebtedness is in excess of the liability of Guarantor, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Lenders now or may hereafter have against Debtor and any benefit of and any right to participate in any security now or hereafter held by Lenders.

9. Except as otherwise provided in this paragraph, all existing or future indebtedness of Debtor to Guarantor is hereby subordinated to all indebtedness hereby guaranteed and, without the prior written consent of all of the Lenders, shall not be paid or withdrawn in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness while this Guaranty is in effect. At Lenders' request, Debtor shall pay to Lenders all or any part of subordinated indebtedness and any capital which Guarantor is entitled to withdraw. Each payment by Debtor to Guarantor in violation of this paragraph shall be received in trust for Lenders and shall be paid to the Lenders immediately on account of the indebtedness of Debtor to Lenders. No such payment shall reduce or affect in any manner Guarantor's liability under any of the provisions of this Guaranty. Guarantor reserves the right to receive from Debtor payment of any salary for personal services at the same monthly rate as that at which Guarantor has been paid during the preceding twelve months, it being expressly understood that such amount shall not be subordinated to the indebtedness guaranteed hereby.

10. Guarantor will file all claims against Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Debtor to Guarantor and shall concurrently assign to Lenders all of Guarantor's rights thereunder. If Guarantor does not file any such claim, each of the Lenders, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in Lenders' discretion, to assign the claim and to cause proof of claim to be filed in the name of Lenders' nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claims shall pay to Lenders the full amount thereof and, to the full extent necessary for the purpose, Guarantor hereby assigns to Lenders all of Guarantor's rights to any and all such payments or distributions to which Guarantor would otherwise be entitled. If the amount so paid is greater than the guaranteed indebtedness then outstanding, Lenders will pay the amount of the excess to the person entitled thereto.

11. With or without notice to Guarantor, any or all of the Lenders, in its or their sole discretion and at any time and from time to time either before or after delivery of any notice of revocation hereunder and in such manner and upon such terms as it considers fit, may (a) apply any or all payments or recoveries from Debtor, from Guarantor or from any other guarantors under this or any other instrument or realized from any security, in such manner and order or priority as Lenders elect, to any indebtedness of Debtor to Lenders, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Debtor any payment received by Lenders upon any indebtedness hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby. Any recovery realized from any other guarantors under this or any other instrument shall be first credited upon that portion of the indebtedness of Debtor to Lenders which exceeds Guarantor's maximum liability, if any, hereunder.

12. The amount of Guarantor's liability and all rights, powers and remedies of Lenders hereunder and under the Credit Documents and any other agreement now or at any time hereafter in force between Lenders and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lenders by law.

13. Guarantor's obligations hereunder are independent of the obligations of Debtor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined by any such action or actions. Lenders may maintain successive actions for other defaults. Lenders' rights hereunder shall not be exhausted by the exercise of any of their rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

14. This is a Continuing Guaranty and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to each of the Lenders written notice that it has been revoked as to credit granted subsequent to the effective time of revocation as herein provided. Delivery of such notice shall not affect any of Guarantor's obligations hereunder with respect to credit granted prior to the effective date of such revocation, nor shall it affect any of the obligations of any other guarantors for the credit granted to Debtor.

15. Guarantor agrees to pay to Lenders without demand reasonable attorneys' fees and all costs and other expenses which Lenders expend or incur in collecting or compromising any indebtedness of Debtor, in protecting Lenders' security under the Credit Documents or in enforcing this Guaranty against Guarantor or any other guarantors of any indebtedness hereby guaranteed whether or not suit is filed, including, without limitation, attorney's fees, costs and other such expenses incurred in any bankruptcy proceeding. Guarantor warrants and represents that it is fully authorized by law to execute this Guaranty.

16. This Guaranty shall benefit Lenders, their respective successors and assigns, including the assignees of any indebtedness hereby guaranteed, and binds Guarantor's heirs and personal representatives. This Guaranty is assignable by any or all of Lenders with respect to all or any portion of the indebtedness and obligations guaranteed hereunder, and, when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting Guarantor's liability hereunder with respect to any indebtedness or obligations retained by any of the Lenders. No delegation or assignment of this Guaranty by Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

17. No provision of this Guaranty or right of Lenders hereunder can be waived, nor can Guarantor be released from his obligations hereunder, except by a writing duly executed by each of the Lenders prejudiced in any manner by such waiver or release. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall be governed by and construed in accordance with the laws of Arizona, and Guarantor agrees to submit to the jurisdiction of the courts of Arizona.

18. If more than one Guarantor signs this Guaranty, the obligation of all such Guarantors shall be joint and several. When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter. Any married person who signs this Guaranty agrees that recourse may be had against separate property for all obligations under this Guaranty.

19. Except as provided in any other written agreement now or at any time hereafter in force between all of the Lenders and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lenders with respect to the subject matter hereof and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lenders unless expressed herein. Any notice to Guarantor shall be considered to have been duly given when delivered personally or forty-eight hours after being mailed, postage prepaid, to the address set forth below or to such other address as Guarantor may from time to time designate to Lenders in writing.

20. The undersigned Guarantor hereby acknowledges the receipt of a true copy of this Guaranty.

21. This Guaranty is secured by a Stock Pledge and Security Agreement of even date herewith by Guarantor in favor of Lenders.

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GUARANTY AMOUNT $750,000.00

Executed by the Guarantor on August 10, 1999.

Signature of Guarantor Address

_______________________________

Steven J. Peskaitis

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